EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-39925, 33-93662, 333-15823, 333-71881, 333-88203 and 333-107899) of Atmel Corporation of our report dated June 8, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Form 10-K filed on June 8, 2007.
/s/ PricewaterhouseCoopers LLP
San Jose, California
June 27, 2007